                                                                                                                                                      Exhibit 99.1

For Further Information:

312-690-6003

InvestorRelations@PeakResorts.com

PEAK RESORTS ANNOUNCES CFO TRANSITION

Chief Accounting Officer Christopher J. Bub to Assume Role in Planned Succession

Current CFO Stephen J. Mueller to Continue as Executive Vice President

WILDWOOD, Mo., Aug. 16, 2017 -- Peak Resorts, Inc. (NASDAQ:SKIS), a leading owner and operator of high-quality, individually branded ski resorts in the U.S., today announced its succession plan for chief financial officer, Stephen J. Mueller.  Mueller, 69, will step down on October 3, 2017, following the company’s 2017 annual meeting of stockholders.  He will remain with the company for an initial period of three years, as Executive Vice President to assist in the transition of financial reporting matters and provide assistance with special projects and growth initiatives. He will also remain a member of the board of directors. In this planned transition, Christopher J. Bub, chief accounting officer, will assume the CFO role on October 3, 2017.

Mueller joined Peak in 2001 as chief financial officer, vice president, secretary, and director. For the last 16 years, he has led all financial and accounting aspects of the operations. Bub has served as Peak’s vice president and chief accounting officer since 2016, working closely with Mueller on treasury, strategic planning, budgeting, capital allocation, financial reporting and investor relations matters.

Timothy D. Boyd, president and chief executive officer, commented, “Steve has been an invaluable asset to Peak over the last 16 years. Through his financial and strategic leadership, he has played an integral role in shaping the evolution of the company, including guiding us through significant periods of expansion, growth, and investment. We are extremely grateful for his many contributions to Peak and look forward to working with him in his new role.”

Commenting on Bub’s appointment, Mr. Boyd said, “I am thrilled to welcome Chris as our new CFO.  His appointment to this role underscores his leadership, demonstrated experience in finance, and his deep understanding of the business. I am highly confident in Chris’s capabilities and look forward to continuing to partner with him as we enter the next chapter of our journey.”

Bub brings more than 15 years of experience in corporate finance and accounting. Before joining Peak in June 2015, he served as senior director of finance for Nortek Global HVAC, formerly NORDYNE LLC, a manufacturer of heating and cooling equipment.  Prior to joining NORDYNE LLC, he held a variety of managerial and leadership positions at The Boeing Company, the world’s largest aerospace company and leading manufacturer of commercial airplanes and defense, space and security systems, and Deloitte & Touche, LLP, a leading professional service firm.  Bub is a registered Certified Public Accountant. He earned Bachelor of Science and Master of Accountancy degrees at the University of Missouri.

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About Peak Resorts
Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company now operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are company owned, including Hunter Mountain, the Catskills' premier winter resort destination.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the company’s website at ir.PeakResorts.com, or follow Peak Resorts on Facebook (https://www.facebook.com/skipeakresorts) for resort updates.

Forward Looking Statements
This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, Inc., within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties are discussed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended April 30, 2017, filed with the Securities and Exchange Commission (the “SEC”), and as updated from time to time in the company’s filings with the SEC.  Peak Resorts undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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